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                                                                    Exhibit 23.1

                         CONSENT OF COZEN AND O'CONNOR


                                 July 13, 2001

South Jersey Gas Company
One South Jersey Plaza
Route 54
Folsom, New Jersey 08037


Ladies and Gentlemen:

     We hereby consent to the reference to our firm under the caption "Experts" in the Pricing Supplement dated July 10, 2001, relating to $15,000,000 aggregate principal amount of Secured Medium Term Notes, Series A 2001-2 due July 15, 2011, which forms a part of the Registration Statement on Form S-3 (File No. 333-62019) of South Jersey Gas Company (the "Company") and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated July 13, 2001.

                                       Very truly yours,


                                       /s/ Cozen and O'Connor